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                                                                    EXHIBIT 10.3



                    TERMINATION AND MUTUAL RELEASE AGREEMENT


        THIS TERMINATION AND MUTUAL RELEASE AGREEMENT ("Agreement") is made and entered into this 30th day of September 2002 by and among Nastech Pharmaceutical Company, Inc., a Delaware corporation (the "Buyer") and Schwarz Pharma, Inc., a Delaware corporation ("Seller").

                              W I T N E S S E T H:

           WHEREAS, Seller and Buyer entered into that certain License and Supply Agreement, dated as of July 25, 1997 (as amended on November 24, 2000, the "Nascobal Agreement"), in respect of the pharmaceutical product Nascobal; and

           WHEREAS, Seller and Buyer entered into that certain Letter Agreement, dated as of December 15, 1999 (as amended, the "Scopolamine Agreement"), in respect of the pharmaceutical product Scopolamine; and

           WHEREAS, there are certain arbitration proceedings pending between Seller and Buyer; referred to as AAA/ICDR No. 50 T 133 00374 02 (the "Arbitration Proceedings"), in connection with the Nascobal Agreement; and

           WHEREAS, pursuant to an Asset Purchase Agreement dated as of September 30, 2002 between Buyer and Seller (the "Purchase Agreement"), Seller agreed to sell, assign and transfer to Buyer and Buyer agreed to purchase and assume from Seller the Purchased Assets and the Assumed Liabilities, including all of Seller's right, title and interest in and to Nascobal arising out of the Nascobal Agreement; and

           WHEREAS, Buyer and Seller have agreed in the Purchase Agreement to enter into this Agreement to set forth their agreement concerning the termination of each of the Nascobal Agreement and the Scopolamine Agreement and the respective rights and obligations of the parties thereunder, and the execution and delivery of this Agreement is a material condition of each party's obligation to consummate the transactions contemplated by the Purchase Agreement;

           WHEREAS, Buyer and Seller desire and intend to terminate the Arbitration Proceedings, with prejudice, and to release each other from all obligations and liabilities stemming from the Scopalamine Agreement, the Arbitration Proceedings, and any matter related thereto.

           NOW, THEREFORE, for and in consideration of the premises, each party's execution of the Purchase Agreement and the consummation of the transactions contemplated therein and for other good and valuable consideration, the receipt and sufficiency is hereby acknowledged, the parties hereto agree as follows:

           1. DEFINITIONS. Capitalized terms used but not defined herein shall have the meanings given in the Purchase Agreement.

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           2. DISPOSITION OF AGREEMENTS. Effective the date hereof each of the
Nascobal Agreement and the Scopolamine Agreement shall be and each of them is terminated and no party to either such agreement shall have any rights or obligations thereunder.

           3. DISPOSITION OF PROCEEDINGS. Buyer and Seller hereby agree to terminate the Arbitration Proceedings and to dismiss, with prejudice, all claims and causes of action against each other, including but not limited to those that are the subject of the Arbitration Proceedings, and those set forth in the Demand for Arbitration, dated June 28, 2002. To effectuate this agreement, the parties agree to take all necessary steps to terminate the Arbitration Proceedings, including but not limited to: (1) prepare and execute a Stipulation of Discontinuance with prejudice, and (2) prepare and execute any other reasonable documentation required by the American Arbitration Association/International Center for Dispute Resolution to terminate the Arbitration Proceedings. Each of the Buyer and the Seller shall be responsible for its own costs and expenses incurred in connection with the Arbitration Proceedings.

           4. MUTUAL RELEASE. Each party hereto (each as a "Releasing Party") for itself, its predecessors, successors, assigns, affiliates, officers, directors, agents and employees, does hereby release, remise and forever discharge each other party hereto and its respective successors, affiliates, assigns, officers, directors, agents and employees (collectively with each party hereto, the "Releasees" of each party hereto), from any and all claims, demands, rights of action, causes of action, lawsuits, arbitrations, damages, indebtedness, liabilities, obligations, losses or expenses of any nature whatsoever and remedies therefor, duty or relationship, acts, omissions, misfeasance, malfeasance, causes of action, sums of money, accounts, compensation, contracts, controversies, promises, choices in action, rights of indemnity or liability of any type, kind, nature, description or character whatsoever, and irrespective of how, why or by reason of what facts, whether known or unknown, suspected or unsuspected, whether heretofore now existing or hereafter arising, which could, might or may be claimed to exist, whether liquidated or unliquidated, whether existing in law or equity and whether known or unknown, foreseen or unforeseen, which the Releasing Party has or has had, or may hereafter claim to have had, against any Releasees relating to, concerning, or arising from, under or in connection with the Arbitration Proceedings, Nascobal Agreement or the Scopolamine Agreement or the negotiation thereof or the relationships created thereunder, and any transactions and documents in connection therewith, related thereto or contemplated thereby; provided, however that nothing in this Agreement shall affect the validity or effect the rights, obligations and liabilities of the parties under this Agreement, the Purchase Agreement, or the other Transaction Agreements.

           5.     REMEDIES.

                  5.1 In the event of any breach or threatened breach by either party hereto of any covenant, warranty, agreement, understanding or provision (the "terms") of this Agreement, each party acknowledges and agrees that the other parties would be irreparably harmed; and, in the event of any breach of the terms of this Agreement, each party agrees that each of the other parties shall be entitled, if it so elects, in addition to any other legal or equitable remedies available to it, to institute and prosecute any proceeding in any court of competent jurisdiction, either at law or in equity, and shall be entitled to such relief as may be available to it, at law or in equity, including, but not limited to, an injunction or an order for specific performance.

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                  5.2 If, for any reason, a part of this Agreement is deemed unenforceable in any court of law of competent jurisdiction, the remaining provisions of this Agreement shall be enforced to the greatest extent possible as if said unenforceable part were omitted. Failure by any party at any time to require performance by the other party of any provision hereto shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by either party of the breach of any provision hereof be a waiver of any succeeding breach of the same or any other provision.

           6.     MISCELLANEOUS.

                  6.1 The parties hereby agree that this Agreement shall be exclusively governed by and construed in accordance with the laws of the State of New York, without regard to any conflict of law provisions. The parties further agree to fully and irrevocably waive any challenge to the applicability of New York law to any matter arising out of, relating to, or concerning, in any way whatsoever, this Agreement.

                  6.2 Each party hereto has voluntarily entered into and executed this Agreement after having had the opportunity to be advised by legal counsel of its choice of the effects, significance and consequence of this Agreement.

                  6.3 This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and cannot be modified or amended except by an agreement made in writing by all the parties hereto.

                  6.4 Each party hereto acknowledges that it has not relied upon any representation of any kind made by any other party in making the foregoing release.

                  6.5 It is hereby further understood and agreed that the acceptance of delivery of this Agreement by the parties released hereby shall not be deemed or construed as an admission of liability of any nature whatsoever arising from or related to the subject of this Agreement.

                  6.6 This Agreement may be signed in any number of counterparts, all of which together shall constitute one and the same document.

                  6.7 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH OF PARTIES HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE

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OF NEW YORK. BOTH PARTIES HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST
EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.



                             [SIGNATURES NEXT PAGE]

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           IN WITNESS WHEREOF, the parties have duly executed this Termination,
Confidentiality and Mutual Release Agreement as of the day and year first above written.


                                        SELLER:

                                        SCHWARZ PHARMA, INC.

                                        By: /s/ Ron Stratton
                                             Dr. Ron Stratton, President and COO


                                        BUYER:

                                        NASTECH PHARMACEUTICAL COMPANY, INC.

                                        By: /s/ Gregory Weaver
                                        Name: Gregory Weaver
                                        Title: CFO